Exhibit 99.1
Isabella Bank Corporation Reports Record Third Quarter 2026 Earnings
MT. PLEASANT, MICHIGAN — October 29, 2026 — Isabella Bank Corporation (Nasdaq: ISBA) (“Isabella” or the “Company”) reported net income of $6.6 million, or $0.86 per diluted share, for the third quarter 2026 compared to $5.2 million, or $0.71 per diluted share, for the third quarter 2025.
THIRD QUARTER 2026 HIGHLIGHTS
•Record net income of $6.6 million, which included after-tax expenses of $657,000 related to the proposed acquisition of Grand River Commerce, Inc.
•Net interest margin (NIM) improved to 3.71%, up from 3.15% in third quarter 2025
•All required regulatory and shareholder approvals received to complete the Grand River acquisition, which is expected to close on November 2, 2026, subject to the satisfaction or waiver of customary closing conditions
“Isabella Bank Corporation reported a record quarter of net income, supported by continued expansion in our net interest margin,” said President and CEO Jerome Schwind. “We are pleased with the increase in deposit balances, which further strengthens the Corporation’s funding position. Overall, the quarter reflected positive earnings momentum.
“We also have received required regulatory and shareholder approvals to complete the acquisition of Grand River Commerce and Grand River Bank,” Schwind added. “This is a key milestone and the transaction is on track for our anticipated November 2, 2026 close. Importantly, this merger supports our disciplined growth strategy by expanding our customer base and presence in West Michigan. We are keenly focused on a smooth integration and clear communication with customers and employees to assure continued strong customer service.”
FINANCIAL CONDITION (September 30, 2026 to December 31, 2025 comparison)
Total assets increased $31.1 million, or 1.4%, to $2.2 billion as of September 30, 2026. This increase was primarily due to an increase of $112.5 million in cash and cash equivalents, offset by an $88.3 million decline in available-for-sale (AFS) securities.
The AFS securities portfolio decreased $88.3 million, or 17.7%, to $409.5 million as of September 30, 2026. The decrease was a result of maturities and principal paydowns of $177.1 million, offset by $100.7 million in purchases. Net unrealized losses on AFS securities were $21.7 million as of September 30, 2026, compared to $9.9 million at December 31, 2025. Net unrealized losses as a percentage of the amortized cost of AFS securities increased to 5.0%, compared to 1.9% at December 31, 2025.
Loans decreased $556,000 to $1.5 billion as of September 30, 2026. The commercial real estate and residential real estate loan portfolios grew $29.9 million and $29.7 million, respectively, but were offset by declines in advances to mortgage brokers and consumer loans of $39.0 million and $10.6 million, respectively. Most residential originations were adjustable-rate products, which are retained on the balance sheet rather than sold in the secondary market. The consumer loan portfolio continues to decrease amid declining demand, continued competition, and disciplined adherence to credit quality standards.
The allowance for credit losses (ACL) increased $671,000, or 4.9%, to $14.4 million as of September 30, 2026. The increase is due to loan growth and an increase in loss rates driven by loans charged off during the year. Nonaccrual loans were $7.5 million as of September 30, 2026 compared to $4.6 million at December 31, 2025. Past due and accruing accounts between 30 to 89 days as a percentage of total loans was 0.10% at September 30, 2026, compared to 0.44% at year-end 2025.
Total deposits increased $73.0 million, or 4.0%, to $1.9 billion as of September 30, 2026. The increase was a result of a $141.8 million increase in money market accounts and a $11.1 million increase in savings deposits. These increases were offset by a $51.3 million decline in certificates of deposit, a $16.6 million decline in noninterest bearing demand deposits, and a $12.1 million decline in interest bearing demand deposits.

Total equity was $245.6 million, or $32.09 per share, at September 30, 2026 compared to $231.4 million, or $31.60 per share, as of December 31, 2025. The increase in total equity is primarily due to the issuance of 322,685 shares as part of the ongoing at-the-market stock offering, increasing total equity by $12.5 million, net of expenses. Tangible book value per share (non-GAAP) was $25.78 as of September 30, 2026, compared to $25.01 as of December 31, 2025. Net unrealized losses in the AFS securities portfolio reduced tangible book value per share (non-GAAP) by $2.26 and $1.09 for the respective periods.
RESULTS OF OPERATIONS (for the three and nine months ended September 30, 2026, and 2025, unless otherwise noted)
Net income for the three months ended September 30, 2026 was $6.6 million, or $0.86 per diluted share, compared with $5.2 million, or $0.71 per diluted share, for the three months ended September 30, 2025. Net income for the nine months ended September 30, 2026 was $16.6 million, or $2.24 per diluted share, compared with $14.2 million, or $1.92 per diluted share, for the nine months ended September 30, 2025. Net income for the three and nine month periods ended September 30, 2026 included after-tax merger-related expenses of $657,000 and $1.1 million, respectively.
Net interest income was $19.4 million for the three months ended September 30, 2026 and $16.2 million for the three months ended September 30, 2025, representing 3.71% and 3.15% of interest earning assets, or NIM on a fully tax equivalent basis (non-GAAP), respectively. The book yield from securities was 3.20% and 2.42% for the three months ended September 30, 2026 and 2025, respectively. The yield on loans increased to 5.95% for the three months ended September 30, 2026 from 5.78% for the three months ended September 30, 2025. The increase in loan yields was primarily due to higher rates on new loans and variable rate commercial loans that continue to reprice. The cost of interest-bearing liabilities for the three months ended September 30, 2026 decreased to 2.08% from 2.25% for the three months ended September 30, 2025 primarily due to lower rates on money market and certificate of deposit products.
Net interest income was $54.3 million for the nine months ended September 30, 2026 and $45.8 million for the nine months ended September 30, 2025, representing 3.53% and 3.12% of earning assets, or NIM on a fully tax equivalent basis (non-GAAP), respectively. The book yield from securities was 2.83% and 2.34% for the nine months ended September 30, 2026 and 2025, respectively. The yield on loans increased to 5.88% for the nine months ended September 30, 2026 from 5.75% for the nine months ended September 30, 2025. The increase in loan yields was primarily due to higher rates on new loans and variable rate commercial loans that continue to reprice. The cost of interest-bearing liabilities for the nine months ended September 30, 2026 decreased to 2.10% from 2.25% for the nine months ended September 30, 2025 primarily due to lower rates on money market and certificate of deposit products.
The provision for credit losses was $50,000 for the three months ended September 30, 2026, as a result of net charge offs totaling $207,000, offset by an $81,000 decrease in the ACL on loans and a decrease in the reserve for unfunded commitments. The provision for credit losses for the three months ended September 30, 2025 was $209,000, which reflects a $172,000 increase in the ACL and net charge offs totaling $74,000, offset by a decrease in the reserve for unfunded commitments.
The provision for credit losses was $1.5 million for the nine months ended September 30, 2026, as compared to a credit of $1.0 million for the nine months ended September 30, 2025. Net charge offs for the nine months ended September 30, 2026 totaled $844,000, while there were net recoveries of $1.4 million for the nine months ended September 30, 2025.
Noninterest income for the three months ended September 30, 2026 and 2025 was $4.6 million and $4.3 million, respectively. Service charges and fees increased $202,000 and wealth management fees increased $94,000 due to growth in assets under management since second quarter 2025.
Noninterest income for the nine months ended September 30, 2026 and 2025 was $13.3 million and $11.5 million, respectively. Service charges and fees increased $1.1 million, wealth management fees increased $355,000 due to growth in assets under management, and earnings on bank-owned life insurance (BOLI) policies increased $220,000 due to additional investments in a separate account BOLI. Other noninterest income included gains of $137,000 and $163,000 related to death benefits from BOLI policies for the nine months ended September 30, 2026 and 2025, respectively.
Noninterest expenses for the three months ended September 30, 2026 and 2025 were $15.6 million and $14.0 million, respectively. Compensation and benefit expenses increased $867,000, reflecting annual merit increases, incentives, and higher medical insurance claims. Occupancy and equipment increased $156,000 and merger-related expenses were $672,000.
Noninterest expenses for the nine months ended September 30, 2026 and 2025 were $45.7 million and $41.0 million, respectively. Compensation and benefit expenses increased $2.1 million for the same reasons as the quarterly comparison. Occupancy and equipment expenses increased $636,000 and merger-related expenses were $1.2 million.
Income tax expense for the three months ended September 30, 2026 and 2025 was $1.6 million and $1.0 million, respectively. The effective tax rate (ETR) for the same periods was 20% and 17%, respectively. Income tax expense for the nine months ended September 30, 2026 and 2025 was $3.8 million and $3.1 million, respectively. The ETR was 18% for both the nine months ended September 30, 2026 and 2025. The ETR in the first nine months of 2026 included the impact of certain non-deductible merger-related expenses. The ETR in the first nine months of 2025 included a one-time tax expense related to the lifetime earnings on BOLI policies that were surrendered.
About Isabella Bank Corporation
Isabella Bank Corporation (Nasdaq: ISBA) is the parent holding company of Isabella Bank, a state-chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was chartered in 1903 and has been committed to serving its customers’ and communities’ local banking needs for over 120 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services. The Bank has locations throughout eight Mid-Michigan counties: Bay, Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the Investor Relations link at www.isabellabank.com.
Contact
Lori Peterson, Director of Marketing
Phone: 989-779-6333 Fax: 989-775-5501
Available Information
The Company maintains an Internet web site at ir.isabellabank.com/overview. The Company makes available, free of charge, on its web site the Company’s annual reports, quarterly earnings reports, and other press releases.
The Company routinely posts important information for investors on its website (www.isabellabank.com and, more specifically, under the News tab at ir.isabellabank.com/news). The Company intends to use its web site as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD (Fair Disclosure) promulgated by the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, investors should monitor the Company’s web site, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.
The information contained on, or that may be accessed through, the Company’s website is not incorporated by reference into, and is not a part of, this document.
Forward-Looking Statements
Information in this press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended and Rule 3b-6 promulgated thereunder. The Company intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995, and are included in this statement for purposes of these safe harbor provisions. Forward-looking statements generally relate to losses, impact of events, financial condition, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting the Company and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “could”, “may”, “plan”, “believe”, “estimate”, “anticipate”, “strategy”, “trend”, “forecast”, “outlook”, “project”, “intend”, “assume”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Factors that could cause such differences include, but are not limited to: (i) uncertainty or perceived instability in the banking industry as a whole; (ii) increased competition for deposits among traditional and nontraditional financial services companies, and related changes in deposit customer behavior; (iii) the persistent inflationary pressures in the United States, and its impact on market interest rates, the labor market, the economy as a whole, and credit quality; (iv) elevated asset prices; (v) risks related to rising interest rates; (vi) the Company’s ability to effectively execute its expansion strategy and manage its growth, including identifying and consummating suitable acquisitions; (vii) risks relating to the proposed acquisition of Grand River including, without limitation: the timing of consummation of the proposed transaction between Isabella and Grand River; the risk that any condition to closing of the proposed acquisition may not be satisfied or waived; the risk that the Merger may not be completed at all; the diversion of management time on issues related to the proposed acquisition; the expected impact of the proposed acquisition and on the combined entities’ operations, financial condition, and financial results; the businesses of Isabella and Grand River may not be combined successfully, or such combination may take longer to accomplish than expected; the cost savings from the proposed acquisition may not be fully realized or may take longer to realize than expected; operating costs, customer loss and business disruption following the proposed acquisition, including adverse effects on relationships with employees, may be greater than expected; the risk of deposit and customer attrition; and increased competitive pressures on solicitations of customers by competitors; (viii) risks associated with concentrations of the Company’s business in market areas, loans secured by real estate, and public funds deposits as a percentage of total deposits; (ix) adverse changes in customer sentiment, spending, borrowing, and savings habits; (x) risks associated with the Company’s commercial loan portfolio and agricultural loan portfolio; (xi) risks related to the significant amount of credit that the Company has extended to a limited number of borrowers and in a limited geographic area; (xii) damage to the Company’s reputation resulting from adverse publicity, regulatory actions, litigation, operational failures, and the failure to meet client expectations and other facts; (xiii) the Company’s ability to keep pace with technological change or difficulties that may experienced when implementing new technologies; (xiv) cybersecurity risk, including cyber incidents or other failures, disruptions or breaches of the Company’s operational or security systems or infrastructure, or those of third-party vendors or other service providers, including as a result of a cyber-attack; (xv) costs and effects of litigation, investigations or similar matters to which the Company may be subject; (xvi) natural disasters, severe weather, acts of god, military conflicts (including the conflicts in the Middle East, the possible expansion of such conflicts and potential geopolitical and economic consequences), acts of terrorism, domestic civil unrest, geopolitical instability, public health outbreaks (such as coronavirus), other international or domestic calamities, and other events beyond the Company’s control, including as a result of in the policies of the current U.S. presidential administration or Congress; (xvii) the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts and the resulting impact on the Company and its customers; (xviii) compliance with governmental and regulatory requirements, including the Dodd-Frank Act Wall Street Reform and Consumer Protection Act, Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018, and others relating to banking, consumer protection, securities and tax matters; (xix) changes in accounting principles and standards; (xx) changes in the laws, rules, regulations, interpretations or policies that apply to the Company’s business and operations, and any additional regulations, or repeals that may be forthcoming as a result thereof, which could cause the Company to incur additional costs and adversely affect the Company’s business environment, operations and financial results; and (xxi) the Company’s ability to navigate the uncertain impacts of current and future governmental monetary and fiscal policies, including the current and future policies of the Board of Governors of the Federal Reserve System and as a result of initiatives of the Trump administration. These forward-looking statements are based on current information and/or management’s good faith belief as to future events. Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding risks and uncertainties to which the Company’s business and future financial performance are subject is contained in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the SEC, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of such documents, and other documents the Company files or furnishes with the SEC from time to time, which are available on the SEC’s website, www.sec.gov. Due to these and other possible uncertainties and risks, the Company cautions you not to unduly rely on forward-looking statements. The inclusion of this forward-looking information should not be construed as a representation by the Company or by any person that the future events, plans or expectations contemplated by the Company will be achieved. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Any forward-looking statement speaks only as to the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect developments occurring after the statement is made, except as required by law. All forward-looking statements, express or implied, included in the press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company believes these non-GAAP financial measures provide both management and investors with a more complete understanding of the Company’s financial position and performance. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.
The Company classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in the statements of income, balance sheets or statements of cash flows. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.
A reconciliation of non-GAAP financial measures to GAAP financial measures is provided at the end of this press release.

Table Index	Consolidated Financial Schedules (Unaudited)
A	Selected Financial Data
B	Consolidated Balance Sheets
C	Consolidated Statements of Income
D	Average Balances, Interest Rate, and Net Interest Income
E	Average Balances, Interest Rate, and Net Interest Income (continued)
F	Reconciliation of Non-GAAP Financial Measures

SELECTED FINANCIAL DATA (UNAUDITED)
The following table outlines selected financial data as of, and for the:

	Three Months Ended					Nine Months Ended
(dollars in thousands, except per share amounts)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
PER SHARE
Basic earnings	$0.86	$0.69	$0.68	$0.64	$0.71	$2.24	$1.93
Diluted earnings	0.86	0.69	0.68	0.64	0.71	2.24	1.92
Dividends	0.28	0.28	0.28	0.28	0.28	0.84	0.84
Book value (1)	32.09	32.60	31.90	31.60	30.94	32.09	30.94
Tangible book value (1) (2)	25.78	26.27	25.32	25.01	24.37	25.78	24.37
Market price (1)	37.47	39.50	45.67	50.00	35.25	37.47	35.25
Common shares outstanding (1) (3)	7,653,498	7,628,809	7,333,319	7,322,207	7,350,567	7,653,498	7,350,567
Average number of diluted common shares outstanding (3)	7,642,887	7,337,378	7,329,058	7,345,610	7,371,652	7,432,627	7,399,441
PERFORMANCE RATIOS
Return on average total assets	1.17%	0.91%	0.91%	0.85%	0.94%	1.00%	0.89%
Return on average shareholders’ equity	10.43%	8.50%	8.58%	8.04%	9.28%	9.20%	8.67%
Return on average tangible shareholders’ equity (2)	12.90%	10.66%	10.79%	10.16%	11.83%	11.49%	11.12%
Net interest margin yield (fully taxable equivalent) (1) (2)	3.71%	3.54%	3.33%	3.28%	3.15%	3.53%	3.12%
Efficiency ratio (2)	64.74%	67.84%	68.50%	65.02%	67.62%	66.95%	70.61%
Loan to deposit ratio (1)	81.15%	87.83%	83.82%	84.43%	74.36%	81.15%	74.36%
Shareholders’ equity to total assets (1)	10.96%	11.20%	10.39%	10.47%	10.06%	10.96%	10.06%
Tangible shareholders’ equity to tangible assets (1)	9.00%	9.23%	8.43%	8.47%	8.10%	9.00%	8.10%
ASSETS UNDER MANAGEMENT
Wealth assets under management (1)	745,954	750,840	701,510	707,118	679,724	745,954	679,724
ASSET QUALITY
Nonaccrual loans (1)	7,487	7,790	4,418	4,578	3,443	7,487	3,443
Foreclosed assets (1)	647	620	573	938	1,018	647	1,018
Net loan charge-offs (recoveries)	207	384	253	34	74	844	(1,410)
Net loan charge-offs (recoveries) to average loans outstanding	0.01%	0.02%	0.02%	0.00%	0.01%	0.06%	(0.10%)
Nonperforming loans to total loans (1)	0.49%	0.49%	0.28%	0.30%	0.24%	0.49%	0.24%
Nonperforming assets to total assets (1)	0.36%	0.38%	0.22%	0.25%	0.20%	0.36%	0.20%
Allowance for credit losses to loans (1)	0.94%	0.91%	0.90%	0.89%	0.92%	0.94%	0.92%
CAPITAL RATIOS (1)
Tier 1 leverage	9.71%	9.59%	8.89%	8.84%	8.71%	9.71%	8.71%
Common equity tier 1 capital	12.96%	12.34%	11.71%	11.73%	12.37%	12.96%	12.37%
Tier 1 risk-based capital	12.96%	12.34%	11.71%	11.73%	12.37%	12.96%	12.37%
Total risk-based capital	15.29%	14.63%	14.01%	14.41%	15.20%	15.29%	15.20%
(1) At end of period
(2) Non-GAAP financial measure; refer to the Reconciliation of Non-GAAP Financial Measures (Unaudited) in table F
(3) Whole shares
A

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
ASSETS
Cash and cash equivalents	$138,540	$41,774	$50,105	$26,041	$161,301
Marketable securities available-for-sale, at fair value	409,541	439,289	492,744	497,791	511,970
Mortgage loans held-for-sale	303	410	360	423	737

Commercial and industrial	212,538	231,590	225,369	220,450	218,132
Commercial real estate	669,632	673,271	660,643	639,758	626,642
Advances to mortgage brokers	37,636	75,159	72,083	76,676	5,056
Agricultural	99,493	97,462	96,969	102,109	97,794
Residential real estate	457,613	449,992	438,333	427,880	412,056
Consumer	58,896	62,198	65,544	69,491	72,225
Loans held for investment	1,535,808	1,589,672	1,558,941	1,536,364	1,431,905
Allowance for credit losses	14,398	14,479	14,014	13,727	13,149
Loans, net	1,521,410	1,575,193	1,544,927	1,522,637	1,418,756

Federal Home Loan Bank stock, at cost	5,600	5,600	5,600	5,600	5,600
Premises and equipment	28,858	28,894	29,064	29,000	28,659
Cash surrender value of bank-owned life insurance policies	51,253	46,603	46,173	46,133	45,651
Goodwill and other intangible assets	48,282	48,282	48,282	48,282	48,282
Other assets	36,728	33,596	34,701	33,541	38,698
Total assets	$2,240,515	$2,219,641	$2,251,956	$2,209,448	$2,259,654
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Noninterest bearing demand deposits	$409,729	$414,018	$411,216	$426,342	$421,027
Interest bearing demand deposits	254,116	252,149	263,954	266,187	248,666
Money market deposits	578,454	453,478	477,544	436,631	558,212
Savings	291,508	300,867	300,732	280,429	292,899
Certificates of deposit	358,801	389,401	406,399	410,065	404,798
Total deposits	1,892,608	1,809,913	1,859,845	1,819,654	1,925,602
Short-term borrowings	57,874	116,012	113,530	68,000	62,022
Federal Home Loan Bank advances	—	—	—	45,000	—
Subordinated debt, net of unamortized issuance costs	29,581	29,559	29,537	29,514	29,492
Total borrowed funds	87,455	145,571	143,067	142,514	91,514

Other liabilities	14,867	15,453	15,083	15,884	15,118
Total liabilities	1,994,930	1,970,937	2,017,995	1,978,052	2,032,234
Shareholders’ equity
Common stock	136,115	135,079	123,251	123,204	124,284
Shares to be issued for deferred compensation obligations	2,494	2,532	2,522	2,366	2,373
Retained earnings	124,341	119,844	116,790	113,849	111,172
Accumulated other comprehensive loss	(17,365)	(8,751)	(8,602)	(8,023)	(10,409)
Total shareholders’ equity	245,585	248,704	233,961	231,396	227,420
Total liabilities and shareholders’ equity	$2,240,515	$2,219,641	$2,251,956	$2,209,448	$2,259,654
B

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Nine Months Ended
(dollars in thousands, except per share amounts)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
Interest income
Loans, including fees	$22,986	$22,607	$21,464	$21,669	$20,583	$67,057	$59,763
Available-for-sale securities
Taxable	2,939	2,902	2,489	2,539	2,478	8,330	7,094
Nontaxable	452	470	499	509	516	1,421	1,575
Federal Home Loan Bank stock, at cost	58	64	75	63	70	197	355
Federal funds sold and other	1,082	173	602	498	1,235	1,857	1,970
Total interest income	27,517	26,216	25,129	25,278	24,882	78,862	70,757
Interest expense
Deposits	6,835	6,778	7,112	7,380	8,012	20,725	22,866
Short-term borrowings	806	1,007	736	587	441	2,549	1,106
Federal Home Loan Bank advances	—	43	133	317	—	176	170
Subordinated debt	503	304	266	266	267	1,073	799
Total interest expense	8,144	8,132	8,247	8,550	8,720	24,523	24,941
Net interest income	19,373	18,084	16,882	16,728	16,162	54,339	45,816
Provision for (reversal of) credit losses	50	895	604	434	209	1,549	(997)
Net interest income after provision for credit losses	19,323	17,189	16,278	16,294	15,953	52,790	46,813
Noninterest income
Service charges and fees	2,429	2,440	2,277	2,353	2,227	7,146	6,037
Wealth management fees	1,168	1,216	1,108	1,110	1,074	3,492	3,137
Income from bank-owned life insurance policies	478	434	448	485	468	1,360	1,140
Net gain on sale of mortgage loans	65	15	33	65	38	113	115
Other	426	270	495	431	501	1,191	1,093
Total noninterest income	4,566	4,375	4,361	4,444	4,308	13,302	11,522
Noninterest expenses
Compensation and benefits	8,497	8,147	7,928	7,532	7,630	24,572	22,509
Occupancy and equipment	2,784	2,890	2,840	2,663	2,628	8,514	7,878
Other professional services	745	807	1,015	815	851	2,567	2,425
ATM and debit card fees	573	629	558	575	595	1,760	1,636
Marketing	458	514	506	547	514	1,478	1,442
FDIC insurance premiums	297	288	306	339	271	891	841
Merger-related expenses	672	505	—	—	—	1,177	—
Other	1,622	1,606	1,509	1,450	1,496	4,737	4,298
Total noninterest expenses	15,648	15,386	14,662	13,921	13,985	45,696	41,029
Income before income tax expense	8,241	6,178	5,977	6,817	6,276	20,396	17,306
Income tax expense	1,636	1,137	985	2,127	1,036	3,758	3,086
Net income	$6,605	$5,041	$4,992	$4,690	$5,240	$16,638	$14,220
Earnings per common share
Basic	$0.86	$0.69	$0.68	$0.64	$0.71	$2.24	$1.93
Diluted	0.86	0.69	0.68	0.64	0.71	2.24	1.92
Cash dividends per common share	0.28	0.28	0.28	0.28	0.28	0.84	0.84
C

AVERAGE BALANCES, INTEREST RATE, AND NET INTEREST INCOME (UNAUDITED)
The following schedules present the daily average amount outstanding for each major category of interest earning assets, nonearning assets, interest bearing liabilities, and noninterest bearing liabilities. These schedules also present an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully tax equivalent (FTE) basis using a federal income tax rate of 21%. Loans in nonaccrual status, for the purpose of the following computations, are included in the average loan balances. Federal Reserve Bank (FRB) restricted equity holdings are included in other interest earning assets.

	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
(dollars in thousands)	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans (1)	$1,528,503	$22,986	5.95%	$1,544,323	$22,607	5.86%	$1,409,928	$20,583	5.78%
AFS securities (2)
Taxable	378,202	2,939	3.08%	432,520	2,902	2.69%	448,112	2,478	2.19%
Nontaxable (3)	61,210	578	3.75%	63,607	600	3.78%	69,174	660	3.79%
Federal Home Loan Bank stock, at cost	5,600	58	4.18%	5,600	64	4.55%	5,600	70	4.95%
Federal funds sold	3	—	3.91%	2	—	3.67%	186	2	4.35%
Other (4)	113,704	1,082	3.72%	18,079	173	3.81%	123,183	1,233	3.92%
Total interest earning assets (3)	2,087,222	27,643	5.26%	2,064,131	26,346	5.12%	2,056,183	25,026	4.83%
NONEARNING ASSETS
Allowance for credit losses	(14,471)			(14,078)			(13,057)
Cash and demand deposits due from banks	24,854			22,544			25,591
Premises and equipment	28,802			29,086			28,313
Other assets	120,411			116,913			109,692
Total assets	$2,246,818			$2,218,596			$2,206,722
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$264,269	199	0.30%	$257,088	205	0.32%	$234,105	144	0.24%
Money market deposits	503,054	3,030	2.39%	452,737	2,625	2.33%	534,127	3,533	2.63%
Savings	288,515	456	0.63%	302,375	503	0.67%	289,442	560	0.77%
Certificates of deposit	374,370	3,150	3.34%	396,481	3,445	3.49%	399,781	3,775	3.75%
Short-term borrowings	94,938	806	3.37%	115,713	1,007	3.49%	52,700	441	3.32%
Federal Home Loan Bank advances	—	—	0.00%	4,396	43	3.86%	—	—	0.00%
Subordinated debt, net of unamortized issuance costs	29,567	503	6.82%	29,545	304	4.11%	29,477	267	3.61%
Total interest bearing liabilities	1,554,713	8,144	2.08%	1,558,335	8,132	2.09%	1,539,632	8,720	2.25%
NONINTEREST BEARING LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand deposits	420,649			404,805			428,144
Other liabilities	20,103			17,462			14,976
Shareholders’ equity	251,353			237,994			223,970
Total liabilities and shareholders’ equity	$2,246,818			$2,218,596			$2,206,722
Net interest income (FTE) (5)		$19,499			$18,214			$16,306
Net yield on interest earning assets (FTE) (5)			3.71%			3.54%			3.15%
(1) Includes loans held-for-sale and nonaccrual loans
(2) Average balances for available-for-sale (AFS) securities are based on amortized cost
(3) Includes FTE adjustments of $126,000, $130,000, and $144,000, respectively
(4) Includes average interest bearing deposits with other banks, net of Federal Reserve daily cash letter
(5) Non-GAAP financial measure; refer to the Reconciliation of Non-GAAP Financial Measures (Unaudited) in table F
D

	Nine Months Ended
	September 30, 2026			September 30, 2025
(dollars in thousands)	Average Balance	Tax Equivalent Interest	Average Yield /Rate	Average Balance	Tax Equivalent Interest	Average Yield /Rate
INTEREST EARNING ASSETS
Loans (1)	$1,524,924	$67,057	5.88%	$1,389,936	$59,763	5.75%
AFS securities (2)
Taxable	413,508	8,330	2.69%	449,310	7,094	2.11%
Nontaxable (3)	64,207	1,815	3.78%	72,739	2,081	3.83%
Federal Home Loan Bank stock, at cost	5,600	197	4.70%	7,384	355	6.41%
Federal funds sold	4	—	3.64%	66	2	4.35%
Other (4)	65,505	1,857	3.74%	63,959	1,968	3.92%
Total interest earning assets (3)	2,073,748	79,256	5.11%	1,983,394	71,263	4.80%
NONEARNING ASSETS
Allowance for credit losses	(14,079)			(13,104)
Cash and demand deposits due from banks	23,509			23,844
Premises and equipment	28,998			28,195
Other assets	118,002			106,430
Total assets	$2,230,178			$2,128,759
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$262,479	698	0.36%	$236,989	606	0.34%
Money market deposits	473,552	8,374	2.36%	481,571	9,319	2.59%
Savings	294,090	1,447	0.66%	287,425	1,642	0.76%
Certificates of deposit	392,657	10,206	3.48%	394,395	11,299	3.83%
Short-term borrowings	99,208	2,549	3.43%	46,008	1,106	3.21%
Federal Home Loan Bank advances	5,897	176	3.93%	4,945	170	4.53%
Subordinated debt, net of unamortized issuance costs	29,545	1,073	4.84%	29,455	799	3.61%
Total interest bearing liabilities	1,557,428	24,523	2.10%	1,480,788	24,941	2.25%
NONINTEREST BEARING LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand deposits	412,190			413,568
Other liabilities	18,752			15,131
Shareholders’ equity	241,808			219,272
Total liabilities and shareholders’ equity	$2,230,178			$2,128,759
Net interest income (FTE) (5)		$54,733			$46,322
Net yield on interest earning assets (FTE) (5)			3.53%			3.12%
(1) Includes loans held-for-sale and nonaccrual loans
(2) Average balances for available-for-sale (AFS) securities are based on amortized cost
(3) Includes FTE adjustments of $394,000 and $506,000, respectively
(4) Includes average interest bearing deposits with other banks, net of Federal Reserve daily cash letter
(5) Non-GAAP financial measure; refer to the Reconciliation of Non-GAAP Financial Measures (Unaudited) in table F
E

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

		Three Months Ended					Nine Months Ended
(dollars in thousands, except per share amounts)		September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
Loans		$1,535,808	$1,589,672	$1,558,941	$1,536,364	$1,431,905	$1,535,808	$1,431,905
Advances to mortgage brokers		37,636	75,159	72,083	76,676	5,056	37,636	5,056
Adjusted loans		$1,498,172	$1,514,513	$1,486,858	$1,459,688	$1,426,849	$1,498,172	$1,426,849

Total shareholders’ equity		$245,585	$248,704	$233,961	$231,396	$227,420	$245,585	$227,420
Goodwill and other intangible assets		48,282	48,282	48,282	48,282	48,282	48,282	48,282
Tangible equity	(A)	197,303	200,422	185,679	183,114	179,138	197,303	179,138

Common shares outstanding (1)	(B)	7,653,498	7,628,809	7,333,319	7,322,207	7,350,567	7,653,498	7,350,567
Tangible book value per share	(A/B)	$25.78	$26.27	$25.32	$25.01	$24.37	$25.78	$24.37

Noninterest expenses		$15,648	$15,386	$14,662	$13,921	$13,985	$45,696	$41,029
Amortization of acquisition intangibles		—	—	—	—	—	—	1
Adjusted noninterest expense	(C)	$15,648	$15,386	$14,662	$13,921	$13,985	$45,696	$41,028

Net interest income		$19,373	$18,084	$16,882	$16,728	$16,162	$54,339	$45,816
Tax equivalent adjustment for net interest margin		126	130	138	138	144	394	506
Net interest income (FTE)		19,499	18,214	17,020	16,866	16,306	54,733	46,322
Noninterest income		4,566	4,375	4,361	4,444	4,308	13,302	11,522
Tax equivalent adjustment for bank-owned life insurance policies		101	91	94	102	98	286	239
Adjusted revenue (FTE)		24,166	22,680	21,475	21,412	20,712	68,321	58,083

Net gains (losses) on foreclosed assets		(3)	—	70	3	31	67	(21)
Adjusted revenue	(D)	$24,169	$22,680	$21,405	$21,409	$20,681	$68,254	$58,104
Efficiency ratio	(C/D)	64.74%	67.84%	68.50%	65.02%	67.62%	66.95%	70.61%
(1) Whole shares
F